                                   EXHIBIT 11
                THE CHASE MANHATTAN CORPORATION and Subsidiaries
                       Computation of net income per share
                       -----------------------------------


Net income for primary and fully diluted EPS are computed by subtracting from the applicable earnings the dividend requirements on preferred stock to arrive at earnings applicable to common stock and dividing this amount by the weighted-average number of common and common equivalent shares outstanding during the period. For a further discussion of the Corporation's earnings per share computation, reference is made to Note One of the Corporation's 1995 Annual Report.

(in millions, except per share amounts)                                   Three Months Ended              Nine Months Ended
                                                                             September 30,                     September 30,
                                                                       -----------------------           ----------------------
EARNINGS PER SHARE                                                       1996             1995             1996           1995
                                                                         ----             ----             ----           ----
Primary
-------
Earnings:
Income Before Effect of Accounting Change                              $  858          $   764          $ 1,625       $  2,143
Effect of Change in Accounting Principle                                   --               --               --            (11)(a)
                                                                       ------          -------          -------       --------
Net Income                                                             $  858          $   764          $ 1,625       $  2,132
Less:  Preferred Stock Dividend Requirements                               55               56              164            173
                                                                       ------          -------          -------       --------
Net Income Applicable to Common Stock                                  $  803          $   708          $ 1,461       $  1,959
                                                                       ======          =======          =======       ========
Shares:
Average Common and Common Equivalent Shares Outstanding                 447.2            448.4            446.0         438.5
Primary Earnings Per Share:
Income Before Effect of Accounting Change                              $ 1.80          $  1.58          $  3.28       $  4.49
Effect of Change in Accounting Principle                                   --               --               --         (0.02)(a)
                                                                       ------          -------          -------       -------
Net Income                                                             $ 1.80          $  1.58          $  3.28       $  4.47
                                                                       ======          =======          =======       =======
Assuming Full Dilution
----------------------
Earnings:
Net Income Applicable to Common Stock                                  $  803          $   708          $ 1,461       $  1,959
Add:  Applicable Dividend on Convertible Preferred Stock                   --               --               --              7
                                                                       ------          -------          -------       --------
Adjusted Net Income                                                    $  803          $   708          $ 1,461       $  1,966
                                                                       ======          =======          =======       ========
Shares:
Average Common and Common Equivalent Shares Outstanding                 447.2            448.4            446.0         438.5
Additional Shares Issuable Upon Exercise of Stock Options for
  Dilutive Effect and Conversion of Preferred Stock (b)                   3.3              8.0              6.3          19.0
                                                                       ------          -------          -------       -------
Adjusted Shares of Common and Equivalent Shares Outstanding            450.5             456.4            452.3         457.5
Earnings Per Share Assuming Full Dilution:
Income Before Effect of Accounting Change                              $ 1.78          $  1.55          $  3.23       $  4.32
Effect of Change in Accounting Principle                                   --               --               --         (0.02)(a)
                                                                       ------          -------          -------       -------
Net Income                                                             $ 1.78          $  1.55          $  3.23       $  4.30
                                                                       ======          =======          =======       =======

 (a) On January 1, 1995, the Corporation adopted SFAS 106 for the accounting for other postretirement benefits relating to its foreign plans.
 (b) During the second quarter of 1995, the Corporation called all of the outstanding shares of its 10% convertible preferred stock for redemption. Substantially all of the 10% convertible preferred stock was converted, at the option of the holders thereof, to common stock. The common stock was issued from treasury.


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